UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2006

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, Kleanthis G. Xanthopoulos, Ph.D. provided notice of his resignation as President and Chief Executive Officer of Anadys Pharmaceuticals, Inc. ("Anadys" or the "Company") effective as of December 31, 2006 or such earlier time as a successor has been identified and appointed. Dr. Xanthopoulos will remain on the Board of Directors following his resignation as President and Chief Executive Officer. The Company has agreed to accelerate in full all of Dr. Xanthopoulos' unvested stock options upon completion of the transition and his resignation as President and Chief Executive Officer. Dr. Xanthopoulos will remain a member of the Board of Directors of the Company following his resignation as President and Chief Executive Officer and as such will continue to be subject to trading restrictions and SEC reporting obligations applicable to transactions involving Anadys stock and options. The Company intends to immediately initiate a search for a replacement President and Chief Executive Officer.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to Item 1.01 of this Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

June 16, 2006	By:	/s/ Elizabeth E. Reed

Name: Elizabeth E. Reed
Title: Senior Director, Legal Affairs and Secretary